As filed with the Securities and Exchange Commission on December 16, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	31-1420852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

Telephone: (303) 684-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel L. Jablonsky

Senior Vice President, General Counsel and Secretary

DigitalGlobe, Inc.

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

Telephone: (303) 684-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Jay Herron, Esq.

Shelly Heyduk, Esq.

O’Melveny & Myers LLP
610 Newport Center Drive
Newport Beach, California 92660
Telephone: (949) 823-6900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Depositary Shares(3)
Debt Securities
Warrants
Rights
Units
Total

(1)          Omitted pursuant to General Instruction II.E to Form S-3 under the Securities Act of 1933, as amended (“Securities Act”). An unspecified and indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered for possible offering from time to time at indeterminate prices. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with, and at the time of, an offering by the registrant of the securities registered hereby. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. In addition, pursuant to Rule 416(a) under the Securities Act, this registration statement also covers such additional securities as may hereafter be offered or issued with respect to the securities registered hereby resulting from stock splits, stock dividends, recapitalization or similar capital adjustments.

(2)          In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee.

(3)          Depositary shares will represent fractional interests in preferred stock registered hereby. No separate consideration will be received for the depositary shares.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

Units

We, or any selling stockholder, may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts and at prices and on terms that will be determined at the time of any such offering. This prospectus describes some of the general terms that may apply to the offered securities. Each time any securities are offered pursuant to this prospectus, we or any selling stockholder will provide the specific terms of the securities to be offered in one or more prospectus supplements and attach it to this prospectus. Prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

This prospectus may not be used to offer and sell shares of our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

The securities offered by this prospectus and the accompanying prospectus supplement may be offered by us or any selling stockholder directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed for trading on the New York Stock Exchange, or NYSE, under the symbol “DGI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. We or any selling stockholder will also be required to provide a prospectus supplement containing specific information about us or such selling stockholder and the terms of any securities offered or sold pursuant to the registration statement of which this prospectus forms a part. We may also add, update or change in a prospectus supplement information contained in this prospectus.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information” and “Information We Incorporate by Reference,” and any free writing prospectus that we prepare and distribute. Neither we nor any selling stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or any such free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor any selling stockholder are making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

As permitted under the rules of the SEC, this prospectus incorporates important business information about DigitalGlobe, Inc. that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of its respective cover, or that any information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, the terms “DigitalGlobe,” “Company,” “we” and “our” in this prospectus refer to DigitalGlobe, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains our reports, proxy and other information regarding us at www.sec.gov. Our SEC filings are also available free of charge at our website at www.digitalglobe.com. The information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information included in the registration statement. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus. This permits us to disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the following documents and information filed by us with the SEC (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed with the SEC on February 26, 2013);

•                  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 15, 2013);

•                  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 (filed with the SEC on May 7, 2013, August 6, 2013 and October 31, 2013, respectively);

•                  our Current Reports on Form 8-K filed with the SEC on January 22, 2013 (with respect to Item 8.01 and the corresponding Exhibit 99.1 only), January 25, 2013, January 31, 2013, February 26, 2013 (with respect to Item 5.02 only), May 30, 2013, October 3, 2013 and October 28, 2013 and our Current Report on Form 8-K/A filed with the SEC on April 16, 2013; and

•                  the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on May 6, 2009.

We also incorporate by reference any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the completion of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You should direct requests for documents to:

DigitalGlobe, Inc.

Attn: Vice President of Investor Relations
1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

Telephone Number: (303) 684-4000

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, may contain or incorporate “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including:

•                  the loss, reduction or change in terms of any of our primary contracts;

•                  the availability of government funding for our products and services both domestically and internationally;

•                  changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011);

•                  the risk that the anticipated benefits and synergies from the strategic acquisition of GeoEye, Inc. cannot be fully realized or may take longer to realize than expected;

•                  the outcome of pending or threatened litigation;

•                  the loss or impairment of any of our satellites;

•                  delays in the construction and launch of any of our satellites;

•                  delays in implementation of planned ground system and infrastructure enhancements;

•                  loss or damage to the content contained in our imagery archives;

•                  interruption or failure of our ground system and other infrastructure;

•                  decrease in demand for our imagery products and services;

•                  increased competition that may reduce our market share or cause us to lower our prices;

•                  our failure to obtain or maintain required regulatory approvals and licenses;

•                  changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; and

•                  the costs associated with being a public company.

We caution you that any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Forward-looking statements speak only as of the date on which they are made and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

DIGITALGLOBE, INC.

We are a leading global provider of commercial high-resolution earth imagery products and services that support users in a wide variety of fields including defense, intelligence and homeland security, mapping and analysis, environmental monitoring, oil and gas exploration and infrastructure management. Each day these users depend on our data, information, technology and expertise to better understand our changing planet in order to save lives, resources and time. We own and operate five in-orbit imagery satellites, which collect panchromatic (black and white) or multispectral (color) imagery using visible and near-infrared wavelengths. We offer a range of on-line and off-line distribution options designed to enable customers to easily access and integrate our imagery into their business operations and applications.

Our principal executive offices are located at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503. Our telephone number is (303) 684-4000. Our website is www.digitalglobe.com. Information on our website is not incorporated into this prospectus or any prospectus supplement.

RISK FACTORS

Investing in any of our securities involves a high degree of risk. You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2012 and our most recent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The table below presents our consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31,
	2013(2)	2012	2011(2)	2010	2009	2008
Ratio of earnings to fixed charges(1)	—	2.6	—	1.4	2.2	3.8
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	—	2.6	—	1.4	2.2	3.8

(1) For purposes of the ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends presented, earnings consists of income (loss) before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and income (loss) attributable to non-controlling interest. Fixed charges consist of the total of interest expense, including amortization of loan origination costs and discount on indebtedness, capitalized interest and rental expense considered to represent interest cost.

There was no preferred stock outstanding for any of the years ended on each of December 31, 2012, 2011, 2010, 2009 or 2008. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

(2) Earnings were inadequate to cover combined fixed charges and preferred stock dividends for the nine months ended September 30, 2013 and the year ended December 31, 2011.  The coverage deficiencies were $150.7 million and $51.6 million, respectively.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

This section summarizes rights of our capital stock, certain provisions of our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated by-laws, which we refer to as our by-laws, and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation, our by-laws and any certificates of designation for our preferred stock, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Authorized Capitalization

Our certificate of incorporation authorizes us to issue up to 250,000,000 shares of common stock, $0.001 par value per share, and 24,000,000 shares of preferred stock, $0.001 par value per share, of which 80,000 shares have been designated as Series A Convertible Preferred Stock.

As of November 30, 2013, there were issued and outstanding:

•                  75,420,847 shares of our common stock issued and 75,262,622 shares of our common stock outstanding;

•                  158,225 shares of our common stock held as treasury stock;

•                  80,000 shares of our Series A Convertible Preferred Stock held of record by one stockholder; and

•                  4,031,548 shares of our common stock issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock awards, restricted stock units and performance share units granted to employees, consultants and directors.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of the holders of our common stock, voting together as a single class, including the election of directors. For all matters brought before a meeting of stockholders other than the election of directors, our by-laws provide that the matter shall be decided by the vote of the holders of a majority of the total number of votes of our capital stock represented at the meeting and entitled to vote on the matter, voting as a single class.  With respect to an election of directors that is not contested, our by-laws require that each director be elected by a majority of the votes cast with respect to such director, meaning that the number of shares voted “for” the director nominee must exceed the number of shares voted “against” that nominee.  In contested director elections, where the number of director nominees exceeds the number of directors to be elected, our by-laws provide that directors will be elected by a plurality of the votes cast.  Our stockholders do not have cumulative voting rights in the election of directors.

Dividends

Subject to the prior rights of the holders of any series of preferred stock then outstanding, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available assets.

Liquidation, Dissolution and Winding Up

Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any series of preferred stock then outstanding, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

Fully Paid and Non-Assessable

All of our outstanding shares of common stock are, and the shares of common stock to be offered hereby will be, when issued, fully paid and non-assessable.

Preferred Stock

Undesignated Preferred Stock

Our board of directors has the authority to issue, without stockholder approval, up to 24,000,000 shares of preferred stock in one or more series, and to fix for each such series the voting powers and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including, without limitation, terms of redemption, dividend rights, liquidation preference, conversion rights and the number of shares constituting any series and the designation thereof. Of the 24,000,000 shares of preferred stock available for issuance, our board of directors has issued 80,000 shares of Series A Convertible Preferred Stock as described below under “—Series A Convertible Preferred Stock.”

Our board of directors may issue, without stockholder approval, shares of preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock, including rights to acquire preferred stock in connection with implementing a stockholder rights plan, could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

All shares of preferred stock offered hereby will be, when issued, fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the series of preferred stock being offered the specific terms of each series of our preferred stock, including the number of shares constituting the series, the voting rights, if any, of the series, the rate of dividends payable on the series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative, the rights of the holders of shares of the series upon our liquidation, dissolution or winding up, the rights, if any, of holders of shares of the series to convert their shares into or to exchange their shares for, shares of any other class or classes or other series of the same or of any other class or classes of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which the shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange, and any other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series.

Series A Convertible Preferred Stock

In January 2013, our board of directors approved a Certificate of Designations, Preferences and Rights, a copy of which has been previously filed with the Secretary of State of the State of Delaware and which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, creating the Series A Convertible Preferred Stock, par value $0.001 per share, as a series of our preferred stock. The Series A Convertible Preferred Stock is validly issued, fully paid and non-assessable.

As of November 30, 2013, we had 80,000 shares of our Series A Convertible Preferred Stock issued and outstanding. All of the shares of our Series A Convertible Preferred Stock were issued to Cerberus Satellite LLC pursuant to the Agreement and Plan of Merger, dated as of July 22, 2012, as amended, between us, GeoEye, Inc., 20/20 Acquisition Sub, Inc. and WorldView, LLC. The material rights, preferences and privileges of the shares of our Series A Convertible Preferred Stock are as follows:

•                  Ranking. The Series A Convertible Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company.

•                  Conversion. Holders of Series A Convertible Preferred Stock may convert their shares at any time, in whole or in part, into shares of our common stock at a conversion price of $26.17 per share of our common stock, subject to customary anti-dilution adjustments. As of November 30, 2013, the outstanding shares of our Series A Convertible Preferred Stock were convertible into approximately 3.1 million shares of our common stock.

•                  Dividends. Holders of Series A Convertible Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of assets legally available for the payment of dividends, quarterly cash dividends at a rate of 5% per annum on the liquidation preference of the Series A Convertible Preferred Stock. To the extent such dividends are not declared and paid in cash on any quarterly dividend payment date, such dividends will automatically accrue and be added to the liquidation preference of the Series A Convertible Preferred Stock. Holders of Series A Convertible Preferred Stock are also entitled to participate on an as-converted basis in any dividends payable on our common stock.

•                  Voting Rights. Each holder of Series A Convertible Preferred Stock is entitled to vote such holder’s shares of Series A Convertible Preferred Stock on an as-converted basis based on the number of shares of our common stock into which such holder’s shares of Series A Convertible Preferred Stock would be convertible on the record date for the vote or consent of stockholders.

•                  Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, we may not make any distributions to holders of any capital stock ranking junior to the Series A Convertible Preferred Stock unless we first pays holders of the Series A Convertible Preferred Stock an amount equal to the liquidation preference of $1,000 per share plus all dividends accrued and added to the liquidation preference, plus accrued dividends to the date of such payment.

•                  Certain Restrictions. We may not declare or pay any dividend or make any other payment or distribution on account of any capital stock ranking junior to the Series A Convertible Preferred Stock other than dividends with respect to which the holders of the Series A Convertible Preferred Stock are entitled to participate.

•                  Redemption. We may, at our option and under certain circumstances, redeem the Series A Convertible Preferred Stock at a price equal to the liquidation preference plus accrued dividends to the redemption date on or after September 22, 2016 subject to certain restrictions.

The outstanding shares of our Series A Convertible Preferred Stock are covered by a registration rights agreement pursuant to which we agreed to file with the SEC on or before January 26, 2014 a shelf registration statement registering the resale of shares of our common stock into which the Series A Convertible Preferred Stock is convertible and shares of our common stock received by any of Cerberus Capital Management, L.P., Cerberus Partners II, L.P., Cerberus Series Four Holdings, LLC and Cerberus Satellite LLC in our acquisition of GeoEye, Inc. Under the registration rights agreement, once filed, we are required to keep the registration statement effective for a period of three years.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, which fraction will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will set forth in a prospectus supplement relating to the depositary shares all material terms of the deposit agreement, the depositary shares and the depositary receipts

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-Law Provisions

Our Board of Directors

Our certificate of incorporation and by-laws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our certificate of incorporation and by-laws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our chairman of the board of directors, president, chief executive officer, the board of directors or an authorized board committee may call a special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominees

Our by-laws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the date of the annual meeting is not within 25 days before or after such anniversary date, or in the event of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made, whichever comes first. Our by-laws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

Amendment of Charter Provisions

Our certificate of incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote at an election of directors for the amendment, repeal or modification of certain provisions of our certificate of incorporation and by-laws, including provisions relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, the designated parties entitled to call a special meeting of the stockholders, and our ability to redeem outstanding shares of common stock to prevent the loss of any license or franchise. Our by-laws may also be amended, altered or repealed by the affirmative vote of at least a majority of our entire board of directors.

Removal of Directors; Vacancies

Our certificate of incorporation and by-laws provide that directors may only be removed for cause and with the affirmative vote of the holders of at least 80% of the voting power of the issued and outstanding capital stock of the company entitled to vote in the election of directors.

Our certificate of incorporation and by-laws provide that, subject to the terms of any one or more classes or series of preferred stock, any vacancy on our board of directors that results from an increase in the number of directors on the board may be filled by a majority of the board members then in office, provided that a quorum is present. Any other vacancy occurring on our board of directors may be filled by a majority of the board of directors then in office, even though less than a quorum, or by a sole remaining director.

Blank Check Preferred Stock

Our certificate of incorporation provides that our board of directors has the authority to issue, without stockholder approval, up to 24,000,000 shares of our preferred stock in one or more series, and to fix for each such series the voting powers and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including, without limitation, terms of redemption, dividend rights, liquidation preference, conversion rights and the number of shares constituting any series and the designation thereof.

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock, including rights to acquire preferred stock in connection with implementing a stockholder rights plan, with voting or other rights or preferences that could impede the success of any attempt to change our control.

Redemption

Our certificate of incorporation contains provisions that permit the redemption of stock from stockholders where necessary, in the judgment of our board of directors, to the extent necessary to prevent the loss of or to secure the reinstatement of any of our licenses or franchises from any government agency. The purpose of these provisions is to ensure our compliance with our licenses or registration from any governmental agency that are conditioned upon some or all of our stockholders possessing prescribed qualifications. Failure to comply with these requirements may result in fines or a denial of renewal, or revocation of these licenses or registrations.

Generally, the redemption price will be either:

•                  the fair market value of the shares to be redeemed, which, assuming the shares are publicly traded at the time of the redemption, is equal to the average closing price of the shares over a 45-day period; or

•                  if the shares were purchased within one year of the date the shares are redeemed, the lesser of the fair market value and the purchase price for the shares.

To the extent that more than one stockholder causes the lack of compliance with a license or franchise, but compliance by all stockholders is not required, the board of directors may at its discretion choose which stockholder or stockholders from whom to redeem. The board of directors does not need to effectuate a pro rata redemption among all stockholders causing the lack of compliance.

These provisions could prevent or discourage a merger, tender offer or proxy contest involving us and a non-U.S. citizen, and could impede an attempt by a non-U.S. citizen to acquire a significant or controlling interest in us, even if such events might be beneficial to us and our stockholders and might provide our stockholders with the opportunity to sell their shares of our capital stock at a premium over prevailing market prices.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•                  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•                  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•                  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Listing

Our common stock is listed on the NYSE under the symbol “DGI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company and we are the transfer agent and registrar for our Series A Convertible Preferred Stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior debt securities, the subordinated debt securities and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

•                  the title of the debt securities;

•                  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•                  the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

•                  whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

•                  the terms of the subordination of any series of subordinated debt securities;

•                  the date or dates on which the principal of the securities of the series is payable;

•                  the interest rate, if any, and the method for calculating the interest rate;

•                  if the trustee in respect of the debt securities is other than the trustee named in the indenture (or any successor thereto), the identity of the trustee;

•                  the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•                  the place or places where the principal of (and premium, if any) and interest on the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•                  any mandatory or optional redemption terms;

•                  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

•                  any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

•                  the denominations in which the debt securities will be issued;

•                  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•                  if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

•                  the designation of the currency, currencies or currency units in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of the series will be made;

•                  if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

•                  the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•                  any provisions relating to any security provided for the debt securities;

•                  any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•                  the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

•                  any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger and Sale of Assets

The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•                  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•                  default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

•                  default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

•                  the occurrence of specified events of bankruptcy, insolvency or reorganization; and

•                  any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•                  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•                  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

•                  such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

•                  the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•                  no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•                  to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•                  to surrender any of our rights or powers under the indenture;

•                  to add covenants or events of default for the benefit of the holders of any series of debt securities;

•                  to secure the debt securities;

•                  to comply with the applicable rules or procedures of any applicable depositary;

•                  to cure any ambiguity, defect or inconsistency;

•                  to comply with the provisions of the indenture concerning consolidations, mergers and transfers of all or substantially all of our assets;

•                  to provide for uncertificated securities in addition to or in place of certificated securities;

•                  to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

•                  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•                  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•                  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•                  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•                  for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•                  reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

•                  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

•                  reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

•                  reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

•                  waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•                  make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

•                  make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

•                  waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•                  we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•                  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•                  we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•                  we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

•                  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•                  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•                  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•                  delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, shares of our preferred stock, debt securities, or other securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities or other securities offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock, shares of preferred stock, debt securities or other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

General

The prospectus supplement relating to any warrants we offer will describe the specific terms of those warrants. These terms may include some or all of the following:

•                  the title of the warrants;

•                  the aggregate number of warrants to be offered;

•                  the price or prices at which the warrants will be issued;

•                  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•                  the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•                  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•                  if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  if applicable, a discussion of any material federal income tax considerations; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement.  Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:

•                  the date for determining the persons entitled to participate in the rights distribution;

•                  the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•                  the aggregate number of rights being issued;

•                  the date, if any, on and after which the rights may be transferable separately;

•                  the date on which the right to exercise the rights will commence and the date on which the right will expire;

•                  the number of rights outstanding, if any;

•                  if applicable, a discussion of any material federal income tax considerations; and

•                  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any units we offer will describe the specific terms of those units. These terms may include some or all of the following:

•                  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                  whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

SELLING STOCKHOLDERS

Information regarding selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•                  directly to one or more purchasers;

•                  through agents;

•                  to or through underwriters, brokers or dealers; or

•                  through a combination of any of these methods.

In addition, the manner in which we or any selling stockholder may sell some or all of the securities offered by this prospectus includes, without limitation, through:

•                  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                  privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•                  the public offering price or purchase price of the securities being offered and the net proceeds to be received by us from the sale;

•                  any delayed delivery arrangements;

•                  any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

In addition, we or any selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. In connection with such a transaction and if the applicable prospectus supplement so indicates, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities borrowed from us or any selling stockholder or others, as the case may be, or pledged by us or any selling stockholder, as the case may be, to settle such sales and may use securities received from us or any selling stockholder to close out any related short positions. We or any selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. As a result, any discounts or commissions they receive from us or any selling stockholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

We and any selling stockholder and other persons participating in the sale or distribution of the securities will be subject to the Securities Act, and the rules and regulations thereunder, as well as Regulation M under the Exchange Act. This regulation may limit the timing of purchases and sales of any of the securities by us, any selling stockholder or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of us or any selling stockholder and any affiliates of us or any selling stockholder. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions as described above. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or any selling stockholder may offer the securities to the public through an underwriting syndicate represented by managing underwriters or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or any selling stockholder may designate agents to sell the offered securities from time to time. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or any selling stockholder may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us or any selling stockholder, including its compensation.

In connection with offerings made through underwriters or agents, we or any selling stockholder may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or any selling stockholder under these arrangements to close out any related open borrowings of securities.

Dealers

We or any selling stockholder may sell the offered securities to dealers as principals. We or any selling stockholder may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or any selling stockholder at the time of resale. Dealers engaged by us or any selling stockholder may allow other dealers to participate in resales.

Direct Sales

We or any selling stockholder may choose to sell the offered securities directly to one or more purchasers. In this case, no underwriters, agents or dealers would be involved. We or any selling stockholder may also choose to sell the offered securities directly to institutional purchasers or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Indemnification; Other Relationships

We or any selling stockholder may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or any selling stockholder in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

In connection with an offering through underwriters, the underwriters may, to the extent permitted by applicable rules and regulations, purchase and sell shares of common stock in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sales by underwriters in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount not greater than the number of shares represented by the underwriters’ over-allotment option in the offering, if any. In determining the source of shares to close out the underwriters’ covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the underwriters’ covered short position involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the underwriters’ over-allotment option. The underwriters may also make “naked” short sales, which are any sales in excess of their over-allotment option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a member of the underwriting syndicate when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus and any applicable prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the issuance and sale of the securities will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheets of GeoEye, Inc. as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012 have been incorporated by reference herein from our Current Report on Form 8-K/A filed with the SEC on April 16, 2013, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.         Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$ *
Trustee’s fees and expenses	**
Transfer agent and registrar fees	**
Printing expenses	**
Accounting fees and expenses	**
Rating agency fees	**
Legal fees and expenses	**
Miscellaneous expenses	**

Total	$ **

*      Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**   These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.         Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete copy of the General Corporation Law of the State of Delaware, or the DGCL, and our certificate of incorporation and by-laws.

Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, our certificate of incorporation limits or eliminates the personal liability of directors for a breach of their fiduciary duties of care as a director. The duty of care generally requires that, when acting on behalf of a company, directors exercise an informed business judgment based on all material information available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: any breach of the director’s duty of loyalty to us or our stockholders; acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; unlawful payment of dividends or unlawful stock repurchases or redemptions; and any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

We may also purchase and maintain insurance covering our directors and officers against any liability asserted against any of them and incurred by any of them, whether or not we would have the power to indemnify them against such liability under our by-laws. In addition, we are required by our certificate of incorporation and by-laws to advance expenses (including attorney’s fees) incurred by a director or officer defending an action if that person undertakes to repay us if he or she is ultimately determined not to be entitled to be indemnified by us. The indemnification provided by our certificate of incorporation is not exclusive of any rights to which those seeking indemnification may be entitled under the certificate of incorporation, the by-laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify those directors and executive officers to the fullest extent permitted by law, and to advance to them all reasonable expenses incurred in connection with any proceedings, subject to certain defenses. We also maintain directors’ and officers’ liability insurance. We believe our by-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 16.         Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17.         Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(c)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Longmont, Colorado, on the 16th day of December, 2013.

DIGITALGLOBE, INC.

By:	/s/ Yancey L. Spruill
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yancey L. Spruill or Daniel L. Jablonsky, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey R. Tarr	President and Chief Executive Officer (Principal Executive Officer)	December 16, 2013
Jeffrey R. Tarr

/s/ Yancey L. Spruill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 16, 2013
Yancey L. Spruill

/s/ Susan M. Fox	Chief Accounting Officer (Principal Accounting Officer)	December 16, 2013
Susan M. Fox

/s/ General Howell M. Estes III	Chairman of the Board	December 16, 2013
General Howell M. Estes III

/s/ General Michael P.C. Carns	Director	December 16, 2013
General Michael P.C. Carns

/s/ Nick S. Cyprus	Director	December 16, 2013
Nick S. Cyprus

/s/ Martin C. Faga	Director	December 16, 2013
Martin C. Faga

/s/ Lawrence A. Hough	Director	December 16, 2013
Lawrence A. Hough

/s/ Warren C. Jenson	Director	December 16, 2013
Warren C. Jenson

/s/ Kimberly Till	Director	December 16, 2013
Kimberly Till

/s/ James M. Whitehurst	Director	December 16, 2013
James M. Whitehurst

EXHIBIT INDEX

Exhibit
Number	Description

1.1*	Form of Underwriting Agreement

4.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and filed with the SEC on February 24, 2010)

4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2013)

4.3

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013)

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-150235) filed with the SEC on May 13, 2009)

4.5*	Form of Certificate of Designations, Preferences and Rights of Preferred Stock

4.6*	Form of Deposit Agreement and Depositary Receipt

4.7	Form of Indenture for Senior Debt Securities

4.8	Form of Indenture for Subordinated Debt Securities

4.9*	Form of Global Note for Senior Debt Securities

4.10*	Form of Global Note for Subordinated Debt Securities

4.11*	Form of Warrant Agreement and Warrant Certificate

4.12*	Form of Rights Agreement

4.13*	Form of Unit Agreement and Unit Certificate

5.1	Opinion of O’Melveny & Myers LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of PricewaterhouseCoopers LLP with respect to DigitalGlobe, Inc.

23.2	Consent of KPMG LLP with respect to GeoEye, Inc.

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on signature page hereto)

25.1**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended

25.2**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended

*                 To be filed either by amendment to this registration statement or under cover of a Current Report on Form 8-K to be incorporated by reference in this registration statement.

**          To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.